                                                       Registration No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   __________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                                   __________


                              FIRSTAR CORPORATION
             (Exact name of Registrant as specified in its charter)

                                   __________


   Wisconsin                 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202               39-0711710
(State or other                             (414) 765-4321                                    (I.R.S.  Employer
jurisdiction of                 (Address, including zip code, and telephone number,            Identification
incorporation or        including area code, of registrant's principal executive offices)            No.)
 organization)

                                   __________



                  FIRSTAR CORPORATION THRIFT AND SHARING PLAN
                            (Full title of the plan)

                                   __________


         Howard H. Hopwood III, Senior Vice President & General Counsel
                              Firstar Corporation
             777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202
                                 (414) 765-5977
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   __________


                    CALCULATION OF REGISTRATION FEE

                                                            Proposed           Proposed
                                                            maximum            maximum
Title of                                 Amount             offering           aggregate           Amount of
Securities to be                         to be              price per          offering            registration
registered (1)                           registered         share (2)          price               fee (3)
Common Stock ($1.25 par                  2,000,000          $29.1875           $58,375,000         $20,129.00
  value) . . . .                           Shares
Preferred Share Purchase                 1,000,000          (4)                (4)                 (4)
  Rights . . . .                           Rights


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and the low prices for Firstar Corporation Common Stock in the consolidated reporting system on May 3, 1995.
(3) This Registration Statement covers the registration of 2,000,000 shares of Common Stock of Firstar Corporation in addition to shares previously registered under Registration No. 33-41030. Pursuant to General Instruction E of Form S-8, the registration fee is calculated and payable with respect to the 2,000,000 additional shares only.
(4) The value attributable to the Preferred Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                                    Part II

               Information Required In The Registration Statement

     This registration statement is being filed for the purpose of registering additional securities for which a registration statement filed on this form relating to the Firstar Corporation Thrift and Sharing Plan is effective. Pursuant to General Instruction E, the contents of registration statement no. 33-41030 are incorporated herein by reference.

     Item 8. Exhibits.

     (5.1)     Opinion of Howard H. Hopwood III,
               Esq., as to the legality of the securities being registered.

     (5.2) In lieu of filing an opinion of counsel or an Internal Revenue Service ("IRS") determination letter pursuant to Item
               601(b)(5) of Regulation S-K, the Registrant hereby undertakes to submit or it has submitted the Firstar Corporation Thrift and Sharing Plan and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

     (23.1)    Consent of KPMG Peat Marwick LLP.

     (23.2)    Consent of Howard H. Hopwood III,
               Esq. (contained in Exhibit 5.1).

     (24.1)    Certified copy of resolutions of the
               Board of Directors of Firstar
               Corporation.

     (24.2)    Powers of Attorney.

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee and State of Wisconsin on this 2nd day of May, 1995.

                                   FIRSTAR CORPORATION

                                   By:  /s/       ROGER L. FITZSIMONDS*
                                        --------------------------------------
                                                   Roger L. Fitzsimonds,
                                                Chairman of the Board and
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                        Signature                                       Title                                 Date
                        ---------                                       -----                                 ----
    /s/         ROGER L. FITZSIMONDS*                         Chairman of the Board, Chief                 May 2, 1995
    --------------------------------------------                Executive Officer and
                   Roger L. Fitzsimonds                         Director (principal executive
                                                                officer)


    /s/               JOHN A. BECKER*                         President and Director                       May 2, 1995
    -------------------------------------------------
                      John A. Becker

    /s/             WILLIAM H. RISCH*                         Senior Vice President-Finance                May 2, 1995
    ------------------------------------------------            and Treasurer (principal
                     William H. Risch                           accounting and financial officer)

    /s/           MICHAEL E. BATTEN*                          Director                                     May 2, 1995
    ----------------------------------------------
                    Michael E. Batten


    /s/         ROBERT C. BUCHANAN*                           Director                                     May 2, 1995
    -------------------------------------------
                    Robert C. Buchanan

    /s/       GEORGE M. CHESTER, JR.*                         Director                                     May 2, 1995
    -------------------------------------------
                  George M. Chester, Jr.

    /s/           ROGER H. DERUSHA*                           Director                                     May 2, 1995
    ----------------------------------------------
                     Roger H. Derusha

    /s/                                                       Director
    --------------------------------------------------
                     James L. Forbes


                        Signature                             Title                                           Date
                        ---------                             -----                                           ----

    /s/               HOLMES FOSTER*                          Director                                     May 2, 1995
    ------------------------------------------------
                      Holmes Foster

    /s/            JOSEPH F. HEIL, JR.*                       Director                                     May 2, 1995
    -------------------------------------------------
                   Joseph F. Heil, Jr.

    /s/                                                       Director
    --------------------------------------------------
                   John H. Hendee, Jr.


    /s/                                                       Director
    --------------------------------------------------
                   Jerry M. Hiegel

    /s/                  JOE HLADKY*                          Director                                     May 2, 1995
    --------------------------------------------------
                          Joe Hladky

    /s/                                                       Director
    --------------------------------------------------
                     C. Paul Johnson


    /s/               JAMES H. KEYES*                         Director                                     May 2, 1995
    -------------------------------------------------
                      James H. Keyes

    /s/            SHELDON B. LUBAR*                          Director                                     May 2, 1995
    ----------------------------------------------
                     Sheldon B. Lubar

    /s/      DANIEL F. McKEITHAN, JR.*                        Director                                     May 2, 1995
    -------------------------------------------
                 Daniel F. McKeithan, Jr.


    /s/          GEORGE W. MEAD, II*                          Director                                     May 2, 1995
    -----------------------------------------------
                    George W. Mead, II

    /s/               GUY A. OSBORN*                          Director                                     May 2, 1995
    -------------------------------------------------
                      Guy A. Osborn

    /s/               JUDITH D. PYLE*                         Director                                     May 2, 1995
    --------------------------------------------------
                      Judith D. Pyle


    /s/         CLIFFORD V. SMITH, JR.*                       Director                                     May 2, 1995
    ---------------------------------------------
                  Clifford V. Smith, Jr.

    /s/                                                       Director
    ---------------------------------------------
                   William W. Wirtz

                                                              By:  /s/         WILLIAM J. SCHULZ
                                                                 ------------------------------------
                                                                                William J. Schulz
                                                                                Attorney-in-Fact

____________________
* Pursuant to authority granted by powers of attorney filed with the registration statement.

The Plan

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee and State of Wisconsin on the 2nd day of May, 1995.



                              FIRSTAR CORPORATION THRIFT
                              AND SHARING PLAN


                              By:  The Firstar Corporation Thrift and
                                       Sharing Plan Committee

                              By:  /s/        JAMES R. BLACKMAN
                                   -----------------------------------------
                                              James R. Blackman, Member

                              By:  /s/             PAUL D. BRAUN
                                   -----------------------------------------
                                                 Paul D. Braun, Member

                              By:  /s/         TERESA CARPENTER
                                   -----------------------------------------
                                               Teresa Carpenter, Member

                              By:  /s/            JACK R. CHMIEL
                                   -----------------------------------------
                                                Jack R. Chmiel, Member

                              By:  /s/     DENNIS R. FREDRICKSON
                                   -----------------------------------------
                                           Dennis R. Fredrickson, Member

                              By:  /s/         ERROL G. HOHMANN
                                   -----------------------------------------
                                              Errol G. Hohmann, Member

                              By:  /s/       ROGER C. RADEBAUGH
                                   -----------------------------------------
                                             Roger C. Radebaugh, Member

                              By:  /s/         GEOFFREY J. ZWICK
                                   -----------------------------------------
                                              Geoffrey J. Zwick, Member

                                 Exhibit Index

                              Firstar Corporation
                            Thrift and Sharing Plan



Exhibit No.    Exhibit

(5.1)          Opinion of Howard H. Hopwood III,
               Esq., as to the legality of the securities being registered.

(5.2) In lieu of filing an opinion of counsel or an Internal Revenue Service ("IRS") determination letter pursuant to Item
               601(b)(5) of Regulation S-K, the Registrant hereby undertakes to submit or it has submitted the Firstar Corporation Thrift and Sharing Plan and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

(23.1)         Consent of KPMG Peat Marwick LLP.

(23.2)         Consent of Howard H. Hopwood III,
               Esq. (contained in Exhibit 5.1).

(24.1)         Certified copy of resolutions of the
               Board of Directors of Firstar
               Corporation.

(24.2)         Powers of Attorney.